                                                                     Exhibit 3.1

                   THIS WARRANT AND THE SHARES OF COMMON STOCK
                     ISSUABLE UPON EXERCISE HEREOF HAVE NOT
                      BEEN REGISTERED UNDER THE SECURITIES
                        ACT OF 1933, AS AMENDED, OR UNDER
                        ANY STATE SECURITIES LAWS AND MAY
                           NOT BE SOLD EXCEPT PURSUANT
                          TO AN EFFECTIVE REGISTRATION
                           STATEMENT, OR AN EXEMPTION
                            FROM REGISTRATION, UNDER
                               SAID ACT AND LAWS.


                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                                 ENAMELON, INC.

                              Expires July 29, 2004

No. W-CIT                                                     New York, New York
                                                                   July 29, 1999

         FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, ENAMELON, INC., a Delaware corporation (together with its successors and assigns, the "Issuer"), hereby certifies that

                       THE CIT GROUP/CREDIT FINANCE, INC.

or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, 75,000 shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an initial exercise price of $2.07 per share, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.

         1. Term. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 P.M., Eastern Time, on July 29, 2004 (such period being the "Term").

         2. Method of Exercises; Payment; Issuance of New Warrant; Transfer and Exchange.

            (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term.

            (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (along with a duly executed Exercise Form in the form attached hereto as Exhibit A) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election
(i) by certified or official bank check, or (ii) by surrender to the Issuer for cancellation of a portion of this Warrant representing that number of unissued shares of Warrant Stock which is equal to the quotient obtained by dividing (A) the product obtained by multiplying the Warrant Price by the number of shares of Warrant Stock being purchased upon such exercise by (B) the difference obtained by subtracting the Warrant Price from the Current Market Price per share of Warrant Stock as of the date of such exercise, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause (ii) of this Section 2(b), such exercise shall be accompanied by written notice from the Holder of this Warrant specifying the manner of payment thereof and containing a calculation showing the number of shares of Warrant Stock with respect to which rights are being surrendered thereunder and the net number of shares to be issued after giving effect to such surrender.

            (c) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding seven Business Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof within such time.

            (d) Transferability of Warrant. Subject to the provisions of Section 2(e) hereof, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an Assignment Form in the form set forth in Exhibit B attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Closing Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

            (e) Compliance with Securities Laws.

                (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                (ii) Except as provided in paragraph (iii) below, (A) all Warrants resulting from the division or exchange of this Warrant shall bear a legend in substantially the following form:

                THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE
            EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW, AND NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR STATE SECURITIES LAW.

and (B) all certificates representing shares of Warrant Stock issued upon the exercise in whole or in part of this Warrant or thereafter transferred shall bear the following legend:

                THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR STATE SECURITIES LAW. IN ADDITION, ANY TRANSFER OF THESE SHARES IS SUBJECT TO THE CONDITIONS SPECIFIED IN WARRANT W-CIT DATED AS OF JULY 29, 1999 ORIGINALLY ISSUED BY ENAMELON, INC. (THE "ISSUER") TO THE CIT GROUP/ CREDIT FINANCE, INC. TO PURCHASE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF THE ISSUER. A COPY OF THE FORM OF WARRANT W-CIT IS ON FILE WITH THE SECRETARY OF THE ISSUER AND

            WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER.

                (iii) The restrictions imposed by this Section 2(e) upon the transfer of this Warrant and the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been transferred pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or (B) upon the Issuer's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such securities may be transferred without registration under the Securities Act and applicable state securities laws. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legends required by paragraph (ii) above relating to the Securities Act and state securities laws.

            (f) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof or of any shares of Warrant Stock issued upon such exercise, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

            (g) Loss of Warrant. Upon receipt by the Issuer of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Issuer, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         3. Stock Fully Paid; Reservation and Listing of Shares; Covenants. (a) The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to issuance. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

            (b) If any shares of the Common Stock required to be reserved for issuance upon exercise of this Warrant by the initial holder hereof or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange by the Issuer.

            (c) The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

         4. Adjustment of Warrant Price and Warrant Share Number. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

            (a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. (i) In case the Issuer after the Closing Date shall do any of the following (each a "Triggering Event") (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled (x) upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, or is redeemed in connection with such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in this Section 4 or (y) to sell this Warrant (or, at such Holder's election, a portion hereof) to the Person continuing after or surviving such Triggering Event, or to the Issuer (if Issuer is the continuing or surviving Person) at a sale price equal to the amount, if any, of cash, property and/or securities to which a holder of the number of shares of Common Stock which would otherwise have been delivered upon the exercise of this Warrant would have been entitled upon the effective date or closing of any such Triggering Event (the "Event Consideration"), less the amount or portion of such Event Consideration having a fair value equal to the aggregate Warrant Price applicable to this Warrant or the portion hereof so sold.

                (ii) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (b) the obligation to deliver to such Holder such shares of securities, cash or property as, in accordance with the foregoing provisions of this Section 4(a), such Holder shall be entitled to receive.

            (b) Subdivision or Combination of Shares. If the Issuer, at any time while this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

            (c) Certain Dividends and Distributions. If the Issuer, at any time while this Warrant is outstanding, shall:

                (i) Stock Dividends. Pay a dividend in, or make any other distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Price shall be adjusted, as at the date the Issuer shall take a record of the Holders of the Issuer's Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends); or

                (ii) Liquidating Dividends, etc. Make a distribution of its property to the Holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the Holder of this Warrant shall, upon exercise (including without limitation payment of the Warrant Price), be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, a sum equal to the amount of such property as would have been payable to such Holder had such Holder been the Holder of record of such Warrant Stock on the record date for such distribution or if no such record is taken, on the date of such distribution; and appropriate provision therefor shall be made a part of any such distribution.

            (d) Intentionally left blank.

            (e) Intentionally left blank.

            (f) Intentionally left blank.

            (g) Other Provisions Applicable to Adjustments Under this Section 4. The following provisions shall be applicable to the making of adjustments in the Warrant Price hereinbefore provided in Section 4:

                (i) Computation of Consideration. The consideration received by the Issuer shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for cash consideration, the consideration received by the Issuer therefor, or if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Issuer for or in connection with the underwriting thereof or otherwise in connection with the issue thereof, to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair market value of such consideration at the time of such issuance as determined in good faith by the Board. The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalents, plus the additional consideration payable to the Issuer upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of Capital Stock of the Issuer other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board shall notify the Holder of this Warrant of its good faith determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If, within thirty days after receipt of said notice, the Majority Holders shall notify the Board in writing of their objection to such determination, a determination of the fair market value of such consideration shall be made by an Independent Appraiser selected by the Majority Holders with the approval of the Board (which approval shall not be unreasonably withheld), whose fees and expenses shall be paid by the Issuer.



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                (ii) Readjustment of Warrant Price. Upon the expiration or termination of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged in its entirety, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 4 after the issuance of such Common Stock Equivalent) had the adjustment of the Warrant Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Issuer (computed as in clause (i) of this subsection (g)) shall be deemed to have been received by the Issuer.

                (iii) Outstanding Common Stock. The number of shares of Common Stock at any time outstanding shall (A) not include any shares thereof then directly or indirectly owned or held by or for the account of the Issuer or any of its Subsidiaries, and (B) shall be deemed to include all shares of Common Stock then issuable upon conversion, exercise or exchange of any then outstanding Common Stock Equivalents or any other evidences of Obligations, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for shares of Common Stock or Other Common.

            (h) Other Action Affecting Common Stock. In case after the Closing Date the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections (a) through (g) of this
Section 4, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

            (i) Adjustment of Warrant Share Number. Upon each adjustment in the Warrant Price pursuant to any of the foregoing provisions of this Section 4, the Warrant Share Number shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Price immediately after giving effect to such adjustment. If the Issuer shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this Section 4 would not be validly issued, the adjustment of the Warrant Share Number provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Issuer by reason of its default under Section 3 of this Warrant.

         5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause the independent accounting firm then regularly engaged by it to report on its financial statements to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment.

         6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with and exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Current Market Price then in effect.

         7. Registration Rights. The Issuer's agreements with respect to this Warrant or shares of Warrant Stock in this Section 7 shall continue in effect regardless of the exercise and surrender of this Warrant; provided, however, that the rights of the Holder of Warrant Stock under this Section 7 shall terminate when such Holder can sell its shares of Warrant Stock publicly without registration under the Securities Act or any state blue sky or securities laws.

            (a) If the Issuer or any Holder of Securities other than the Holder hereof or a Holder of shares of Warrant Stock proposes to register any Securities under the Securities Act on any registration form (other than for the registration of Securities to be offered and sold by the Issuer pursuant to (i) an employee benefit plan, (ii) a dividend or interest reinvestment plan, (iii) other similar plans or (iv) reclassifications of securities, mergers, consolidations and acquisitions of assets), then, not less than thirty (30) days prior to each such registration, the Issuer shall give to the Holder hereof and the Holders of shares of Warrant Stock written notice of such proposal which shall describe in detail the proposed registration and distribution and, upon the written request of the Holder hereof or a Holder of Warrant Stock furnished within fifteen (15) days after the date of any such notice, proceed to include in such registration such shares of Warrant Stock ("Piggy-Back Shares") as have been requested by any such Holder to be included in such registration. The Issuer will in each instance use its best efforts to cause all such Piggy-Back Shares to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by a prospective seller of the Securities so registered.

            If the managing underwriter, who shall be selected by the Person who initiated such registration, advises the Issuer in writing that, in its opinion, the inclusion of the Piggy-Back Shares with the Securities being registered by the Issuer and other prospective sellers would materially adversely affect the distribution of all such Securities, then (i) each prospective seller may sell that proportion of the shares of Common Stock to be sold in the proposed distribution which the number of shares of Common Stock proposed to be sold by such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all prospective sellers (other than the Issuer) or (ii) a prospective seller may at its option delay its offering and sale for a period not to exceed ninety (90) days after the effective date of such registration as such managing underwriter shall reasonably request.

            The Holder hereof and any Holder of shares of Warrant Stock who has requested shares of Common Stock to be included in a registration pursuant to this subsection, by acceptance hereof or thereof, agrees to (i) the selection by the Issuer or such other Holder of Securities of the underwriter to manage such registration and (ii) execute an underwriting agreement with such underwriter that is (A) reasonably satisfactory to such Holder and (B) in customary form. Nothing in this subsection shall be deemed to require the Issuer to proceed with any registration of its Securities after giving the notice as provided herein; provided, however, that the Issuer shall pay all expenses incurred pursuant to such notice in accordance with subsection (d) of this Section 7.

            (b) Whenever the Issuer is required by the provisions of subsection
(a) of this Section 7 to effect the registration of any shares of Warrant Stock under the Securities Act, the Issuer will, as expeditiously as is possible, take such steps as are necessary or appropriate (and will consult in good faith with the relevant Holder of shares of Warrant Stock as to what steps may be included) to prepare for a registration or qualification of its Securities, including without limitation preparing and filing with the United States Securities and Exchange Commission (the "Commission") a registration statement, and amendments and supplements thereto, furnishing to each seller sufficient copies of prospectuses, preparing and filing registrations under the blue sky laws of applicable jurisdictions, entering into and performing underwriting agreements, keeping each seller advised as to the progress of the steps being taken and otherwise taking such actions in cooperation with each seller as are customarily taken or required in connection with the public registration and sale of securities. The Issuer, the Holder hereof and each Holder of shares of Warrant Stock shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where shares of Common Stock are proposed to be sold pursuant to this Section 7.

            (c) Intentionally left blank.

            (d) If the Issuer is required by the provisions of this Section 7 to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any shares of Warrant Stock, the Issuer shall pay all professional fees (including the costs and expenses incurred by such professionals), all expenses and all registration fees in connection therewith, including, without limitation, the reasonable legal fees, costs and expenses of counsel to any Holder of this Warrant or shares of Warrant Stock.

            (e) In connection with any registration or qualification of Securities under this Section 7, the Issuer agrees to indemnify the Holder hereof and the Holders of any shares of Warrant Stock and each underwriter thereof, including each Person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and the costs, fees and expenses of legal counsel) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Issuer by such Holder or underwriter expressly for use therein. The Issuer and each officer, director and controlling Person of the Issuer shall be indemnified respectively by the Holder of this Warrant and by the Holders of any shares of Warrant Stock for all such losses, claims, damages, liabilities and expenses (including the costs of reasonable investigation and the costs, fees and expenses of legal counsel) caused by any such untrue, or alleged untrue, statement or any such omission or alleged omission, based upon information furnished in writing to the Issuer by such Holder expressly for use therein.

            The indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
(i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be withheld unreasonably.

            If the indemnification provided for in this subsection is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Issuer, on the one hand, and the sellers of such Common Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The Issuer and the Holder hereof agree that it would not be just and equitable if contribution pursuant to this subsection were determined by any method of allocation which did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection, in no event shall the amount contributed by any seller of Common Stock exceed the net proceeds received by such seller from the sale of Common Stock to which such contribution claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

            Each Holder of this Warrant and each Holder of shares of Warrant Stock, by acceptance hereof or thereof, as the case may be, agrees to the indemnification and contribution provisions of this subsection (e).

            (f) The Issuer covenants that it will file reports required to be filed by it with the Commission, and that it will take such further action as the Holder hereof or a Holder of shares of Warrant Stock may reasonably request, all to the extent required from time to time to enable such Holder to sell all or any portion of this Warrant or shares of Warrant Stock without registration under the Securities Act pursuant to Rule 144 ("Rule 144") (or any similar rule then in effect) promulgated by the Commission under the Securities Act. Upon the request of the Holder hereof or a Holder of shares of Warrant Stock, the Issuer will deliver to such Holder a notice stating whether it has complied with such requirements.

         8. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

                  "Additional Shares of Common Stock" means all shares of Common Stock issued by the Issuer after the Closing Date, and all shares of Other Common, if any, issued by the Issuer after the Closing Date, except the Warrant Stock.

                  "Board" shall mean the Board of Directors of the Issuer.

                  "Business Day" means any day except a Saturday, a Sunday or a legal holiday in New York City.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,
         (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Certificate of Incorporation" means the certificate of incorporation or articles of incorporation, as the case may be, of the Issuer as in effect on the Closing Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with its terms and pursuant to applicable law.

                  "Closing Date" means July 29, 1999.

                  "Common Stock" means the Common Stock, $.001 par value, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

                  "Common Stock Equivalent" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security or any stock appreciation right or other right to receive any payment based upon the value of the Common Stock.

                  "Convertible Securities" means evidences of Obligations, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

                  "Current Market Price" as in effect on any day means the average of the daily market prices of the Common Stock for the period of 20 consecutive trading days ending three trading days preceding such date. The market price for each such day shall be the last sale price on such day as reported on the New York Stock Exchange Consolidated Tape, or, if the Common Stock is not listed on the New York Stock Exchange, Inc. or reported on such Consolidated Tape, then the last sale price on such day on the principal domestic stock exchange on which such Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange, or, if the Common Stock is not then listed or admitted to trading on any domestic stock exchange but is quoted in the National Market System ("NMS/NASDAQ") of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), then the Current Market Price for each such trading day shall be the last sale price on such day as quoted by NMS/NASDAQ, or, if no sale takes place on such day or if the Common Stock is neither listed or admitted to trading on any domestic stock exchange nor quoted on such NMS/NASDAQ, then the Current Market Price for each such trading day shall be the average of the reported closing bid and asked price quotations on such day in the over-the-counter market, as reported by NASDAQ, or, if not so reported, as furnished by the National Quotation Bureau, Inc., or if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Issuer, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Issuer with the written approval of the Majority Holders. If at any time the Common Stock is not listed on any domestic exchange or quoted in the domestic over-the-counter market, the Current Market Price shall be deemed to be the fair market value per share of Common Stock as determined in good faith by the Board and agreed to by the Majority Holders. The determination of fair market value by the Board shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute at the time in effect.

                  "Holders" mean the Persons who shall from time to time own any Warrant, shares of Warrant Stock, shares of Capital Stock or other Securities, as the case may be. The term "Holder" means one of the Holders.

                  "Independent Appraiser" means a nationally recognized investment banking firm or other nationally recognized firm that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

                  "Issuer" means Enamelon, Inc. and its successors.

                  "Loan Agreement" means the Loan and Security Agreement dated as of July 29, 1999, by and between Issuer and The CIT Group/Credit Finance, Inc., as such agreement may from time to time be amended, modified or supplemented in accordance with its terms.

                  "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

                  "Obligations" has the meaning provided in the Loan Agreement.

                  "Other Common" means any Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

                  "Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

                  "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

                  "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

                  "Voting Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

                  "Warrants" means the Warrants issued and sold pursuant to the Loan Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(g) hereof or of any of such other Warrants.

                  "Warrant Price" means the price per share of Common Stock specified in the first paragraph of this Warrant and such other prices as shall result from the adjustments specified in Section 4 hereof.

                  "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments to such number made or required to be made under the terms hereof.

                  "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants.

         9. Information. As long as this Warrant is outstanding, the Issuer shall deliver to the Holder hereof and to each holder of shares of Warrant Stock the documents and other information required under the Loan Agreement within the applicable time period specified therein and regardless of whether or not the Loan Agreement is then in effect.

         10. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 10 without the consent of the Holder of this Warrant.

         11. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, without giving effect to New York's principles of conflicts of laws.

         12. Notices. All notices and other communications provided for hereunder shall be in writing and delivered by hand or sent by first class mail or sent by telecopy (with such telecopy to be confirmed promptly in writing sent by first class mail), and if to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or telecopy number appearing on the books of the Issuer maintained for such purposes, and if to the Issuer, addressed to:

                          The CIT Group/Credit Finance, Inc.
                          1211 Avenue of the Americas, 21st Floor
                          New York, NY 10036
                          Attention: Legal Department
                          Telecopy No.: (212) 790-9198

or to such other address or addresses or telecopy number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. All such communications shall be deemed to have been given or made when so delivered by hand or sent by telecopy, or three business days after being so mailed.

         13. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the Holder hereof shall operate as a waiver of or otherwise prejudice such Holder's rights, powers or remedies.

         14. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder.

         15. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

         16. Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein. References to the Loan Agreement herein shall, to the extent that the obligations thereunder have been repaid and such Loan Agreement has terminated, mean the Loan Agreement as in effect immediately prior to its termination.

         17. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         18. Expense of Opinion of Counsel. If an opinion of counsel is required in connection with a pledge, sale, assignment or transfer of this Warrant or any shares of Warrant Stock, such opinion of Counsel shall be at the sole expense of the Issuer.

                             ENAMELON, INC.



                             By: /s/ Steven R. Fox
                                 -----------------------------------------
                             Name:  Steven R. Fox, Chief Executive Officer

                                    Exhibit A

                                 ENAMELON, INC.

                                  EXERCISE FORM





The undersigned, ________________________________________, pursuant to the provisions of the within Warrant, hereby elects to purchase___________ shares of Common Stock of Enamelon, Inc. covered by the within Warrant.

Dated: _____________________          Signature:________________________________

                                      Address:_________________________
                                              _________________________




FOR USE BY THE ISSUER ONLY:

This Warrant No. W-______ canceled this _____ day of _______, ____. ________
shares of Common Stock issued therefor in the name of ______. Warrant No. W-______ issued for ____ shares of Common Stock in the name of
___________________.

                                    Exhibit B

                                 ENAMELON, INC.

                                 ASSIGNMENT FORM




                                   ASSIGNMENT

         FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers unto _______________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _______________ attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: ______________________         Signature:________________________________

                                      Address:_________________________
                                              _________________________



                               PARTIAL ASSIGNMENT

         FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers unto ______________________ the right to purchase ___________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint __________________________ attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: ______________________         Signature:________________________________

                                      Address:_________________________
                                              _________________________





FOR USE BY THE ISSUER ONLY:

This Warrant No. W-______ assigned or partially assigned this _____ day of _______, ____. Warrant No. W-______ issued for ____ shares of Common Stock in the name of ___________________ and Warrant No. W-______ issued for ____ shares of Common Stock in the name of ___________________ .